UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 19, 2013

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(404) 558-7711

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD.
On April 19, 2013, SunTrust Banks, Inc. (the “Registrant”) announced financial results for the period ended March 31, 2013. A copy of the news release announcing such results is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Registrant intends to hold an investor call and webcast to discuss these results on April 19, 2013, at 8:00 a.m. Eastern time. Additional presentation materials relating to such call are furnished hereto as Exhibit 99.2 and are incorporated herein by reference.
The foregoing information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and Item 7.01, “Regulation FD.” Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K. All information in the news release and presentation materials speak as of the date thereof and the Registrant does not assume any obligation to update said information in the future. In addition, the Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 2.02 or Item 7.01 of this report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	News release dated April 19, 2013 (furnished with the Commission as a part of this Form 8-K).

99.2	Presentation materials dated April 19, 2013 (furnished with the Commission as a part of this Form 8-K).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: April 19, 2013	By: /s/ Thomas E. Panther
Thomas E. Panther,
Senior Vice President, Director of Corporate Finance and Controller